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                                                                      EXHIBIT 11

AIRPORT SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
NET INCOME (LOSS) PER SHARE COMPUTATION
 (in thousands, except per share data)

                                                                     YEAR ENDED
                                                                      APRIL 30,
                                                                 -------    -------
                                                                   1997       1996
                                                                 -------    -------
          PRIMARY
---------------------------------------------

Net income (loss) applicable to common stockholders              $   599    $  (212)
                                                                 =======    =======

Weighted average number of common
  shares outstanding during the periods                            2,230      2,192

Add - dilutive common equivalent shares
  (determined using the "treasury stock method")
  representing shares issuable upon the exercise
  of stock options                                                   170         --
                                                                 -------    -------

Weighted average number of shares used
   in calculation of primary net income (loss) per share           2,400      2,192
                                                                 =======    =======

Net income (loss) per common share - primary                     $  0.25    $ (0.10)
                                                                 =======    =======

          FULLY DILUTED
---------------------------------------------

Net income (loss) applicable to common stockholders              $   599    $  (212)
                                                                 =======    =======


Weighted average number of shares used in calculating
  primary net income per common share computation                  2,400      2,192

Add (deduct) incremental shares representing:
  Shares issuable upon exercise of stock options
    included in primary calculation above                           (170)        --

  Shares issuable upon exercise of stock options
    based on period-end market price                                 170         --
                                                                 -------    -------

    Weighted average number of shares used in
      calculation of fully diluted net income (loss) per share     2,400      2,192
                                                                 =======    =======

Net income (loss) per common share - fully diluted               $  0.25    $ (0.10)
                                                                 =======    =======


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